As filed with the Securities and Exchange Commission on February   , 2002
                                      Registration No. 333-50962
=========================================================================
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                     -----------------------
                POST-EFFECTIVE AMENDMENT NO. 1 TO
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                     -----------------------

                  FINANCIAL FEDERAL CORPORATION
     (Exact Name of Registrant as Specified in Its Charter)

            Nevada                          88-0244792
(State or Other Jurisdiction of (I.R.S. Employer Identification No.) Incorporation or Organization)

       733 Third Avenue                       10017
      New York, New York                    (Zip Code)
(Address of Principal Executive
           Offices)

  Financial Federal Corporation Amended and Restated 1998 Stock
                  Option/Restricted Stock Plan
                    (Full title of the plan)


                         Troy H. Geisser
               Senior Vice President and Secretary
                        733 Third Avenue
                    New York, New York 10017
             (Name and address of agent for service)

                         (212) 599-8000
  (Telephone number, including area code, of agent for service)

                           Copies to:

                     Jonathan M. Ocker, Esq.
               Orrick, Herrington & Sutcliffe LLP
                       400 Sansome Street
                     San Francisco, CA 94111
                    Telephone: (415) 392-1122


This Amendment to the Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

                     INTRODUCTORY STATEMENT

Financial Federal Corporation. (the "Registrant") hereby files this Amendment to the Registration Statement on Form S-8, file number 333-50962, previously filed on November 30, 2000, relating to its Common Stock, par value $0.50 per share, which may be sold upon the exercise of options granted and/or the grant or sale of shares under the Registrant's Amended and Restated 1998 Stock Option/Restricted Stock Plan (formerly called the 1998 Stock Option Plan) (the "Plan"). The Plan, which previously only permitted the grant of stock options, was amended and restated on January 17, 2002 to provide for the direct award and/or sale of shares in addition to the grant of stock options.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The following information filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 2001.

     2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2001.

     3. The description of the common stock contained in the Registrant's prospectus filed with the Commission on July 17, 1998 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the "Securities Act") including any subsequent amendment or report filed for the purpose of updating such information.

     In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.        Description of Securities.

          Not applicable; the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.        Interests of Named Experts and Counsel.

     The validity of the issuance of the shares of common stock registered under this registration statement has been passed upon for Financial Federal Corporation by Orrick, Herrington & Sutcliffe LLP. Lawrence B. Fisher, a director of the Company, is a partner of the law firm of Orrick, Herrington & Sutcliffe LLP, which has been retained by the Company in connection with certain legal matters. Mr. Fisher owns 2,500 shares of common stock of the Company.

Item 6.        Indemnification of Directors and Officers.

     Section 78.7502 of the Nevada General Corporation Law permits a corporation to provide discretionary indemnification to any person against any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees, judgments, fines and amounts paid in settlements, if such indemnified person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     With respect to any threatened, pending or completed action or suit by or in the right of the corporation, Section 78.7502 also permits a corporation to provide discretionary indemnification if such indemnified person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines otherwise in light of all the circumstances.

     Section 78.7502 provides for mandatory indemnification against expenses, including attorney's fees, actually and reasonably incurred by such indemnified person in connection with the defense, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein.

     Section 78.751 of the Nevada General Corporation Law permits a corporation to include in its articles of incorporation, bylaws, and/or agreements between the corporation and its directors, officers, employees or agents provisions expanding the scope of indemnification beyond that specifically provided by current law, except that unless ordered by a court or for the advancement of certain expenses, indemnification may not be made to or on behalf of any director or officer if a final adjudication establishes that such person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Section 78.752 of the Nevada General Corporation Law permits a corporation to purchase and maintain insurance or make other financial arrangements of behalf of any such indemnified persons.

     The Ninth and Tenth Articles of Financial Federal
Corporation's Restated Articles of Incorporation provides for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of Nevada.

     Article V, Section 5 of Financial Federal Corporation's Bylaws provides that the Company shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer, employee or agent of Financial Federal Corporation or is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.        Exemption from Registration Claimed.

          Not applicable.

Item 8.        Exhibits.

          The exhibits filed as part of this registration statement are as follows:

Exhibit   Description
No.

4.1       Form of Common Stock Certificate. (1)

5.1       Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Eisner & Lubin LLP.

23.3      Consent of Orrick, Herrington & Sutcliffe
          LLP (included in Exhibit 5.1).

99.1      Financial Federal Corporation Amended and
          Restated 1998 Stock Option/Restricted
          Stock Plan.

(1) Previously filed with the Securities and Exchange Commission on July 7, 1998 as exhibit 4.4 to the Registrant's
     Registration Statement on Form S-3 (Registration No. 333-
     56651).

Item 9.        Undertakings.

          The undersigned Registrant hereby undertakes:

          A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A) (1) (i) and (A) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 15th day of February, 2002.

                              Financial Federal Corporation
                              (Registrant)

                              By:  /s/ Paul R. Sinsheimer
                                   ---------------------------
                                   Paul R. Sinsheimer
                                   Chief Executive Officer and
                                   President

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                      Title                     Date

/s/ Lawrence B. Fisher          Director                    February 15, 2002
-------------------------
LAWRENCE B. FISHER

/s/ William C. Macmillen, Jr.   Director                    February 15, 2002
-------------------------
WILLIAM C. MACMILLEN, JR.

/s/ Thomas F. Robards           Director                    February 15, 2002
-------------------------
THOMAS F. ROBARDS

/s/ H.E. Timanus, Jr.           Director                    February 15, 2002
-------------------------
H.E. TIMANUS, JR.

/s/ Stephen D. Weinroth         Director                    February 15, 2002
-------------------------
STEPHEN D. WEINROTH

/s/ Paul R. Sinsheimer          Chief Executive Officer,    February 15, 2002
-------------------------       President and Director
PAUL R. SINSHEIMER              (Principal Executive
                                Officer)

/s/ Michael C. Palitz           Executive Vice President    February 15, 2002
-------------------------       and Director
MICHAEL C. PALITZ

/s/ Steven F. Groth             Senior Vice President and   February 15, 2002
-------------------------       Chief Financial Officer
STEVEN F. GROTH                 (Principal Financial
                                Officer)

/s/ David Hamm                  Vice President and          February 15, 2002
-------------------------       Controller (Principal
DAVID H. HAMM                   Accounting Officer)

                          EXHIBIT INDEX


Exhibit                   Description
  No.

4.1       Form of Common Stock Certificate. (1)

5.1       Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Eisner & Lubin LLP.

23.3      Consent of Orrick, Herrington & Sutcliffe
          LLP (included in Exhibit 5.1).

99.1      Financial Federal Corporation Amended and
          Restated 1998 Stock Option/Restricted Stock
          Plan.


(1) Previously filed with the Securities and Exchange Commission on July 7, 1998 as Exhibit 4.4 to the Registrant's
     Registration Statement on Form S-3 (Registration No. 333-56651).

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